Certain information has been excluded from this Agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Consent and Amendment Letter

From:    THE EUROPEAN INVESTMENT BANK
100, boulevard Konrad Adenauer
Luxembourg
L-2950 Luxembourg
(the “Bank”)
To:     NANOBIOTIX
60, rue Wattignies
75012 Paris
France
(the “Borrower”)
Copy:     NANOBIOTIX CORP.
    210 Broadway NGIN 2nd floor,
Cambridge, MA 02139
United States
(the “Guarantor”)

Date: 24 November 2025

Dear Sirs,
1.Background
We refer to:
(a)the finance contract dated 26 July 2018 as amended by an amendment agreement dated 18 October 2022 and an amendment agreement n°2 dated 18 April 2024, between the Borrower and the Bank pursuant to which the Bank has agreed to provide the Borrower with a credit in an amount of up to EUR 40,000,000 out of which EUR 30,000,000 have been drawn down and EUR 10,000,000 have been cancelled (the "Finance Contract"); and
(b)the royalty agreement dated 26 July 2018 as amended by an amendment agreement dated 18 October 2022 and an amendment agreement n°2 dated 18 April 2024 pursuant to which the Borrower agreed to pay to the Bank a share of the royalties and milestones owed to it in relation to its intellectual property (the "Royalty Agreement").
2.Definitions and construction
2.1In this consent and amendment letter (the "Consent and Amendment Letter"), unless otherwise defined herein or if the context otherwise requires, capitalised terms and

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expressions shall have the meanings given to them in the Finance Contract or, as the case may be, in the Royalty Agreement.
2.2Clause 1.1 (Interpretation) of the Finance Contract shall apply, mutatis mutandis, to this Consent and Amendment Letter.
3.Context
3.1The Borrower informed the Bank of its intention to issue fifty thousand (50,000) bonds (obligations) (the "Bonds") for an aggregate nominal amount of up to two million five hundred thousand US Dollars ($2,500,000) and an aggregate subscription price of up to seventy one million US Dollars ($71,000,000) which shall be subscribed by certain entities (the "Subscribers") represented by HCR Nano SPV, LLC (the "Subscriber Representative") and supported by all of the Borrower’s right, title and interest in and to the Receivables (as defined in the Support Agreement defined below) (the "Royalty Financing").
3.2To that extent:
(a)the Borrower, the Subscribers and the Subscriber Representative have entered into:
(i)a certain subscription agreement dated 30 October 2025 (together with the Terms and Conditions of the Bonds (as defined therein), the "Bonds Subscription Agreement"); and
(ii)a certain royalty bond support agreement dated 30 October 2025 (the "Support Agreement"); and
(b)the Borrower, the Bank and the Subscriber Representative (for the benefit of Subscribers) will set up a fiducie-gestion (the “Fiducie”) with IQ-EQ Management as fiduciaire (the "Trustee") under a French law trust agreement (the "Trust Agreement") to be entered into prior to the consummation of the Royalty Financing in the form attached in Schedule 1 and through which the royalty and milestone rights payable to the Borrower by Janssen Pharmaceutica NV (the “Licensee”) under that certain licence agreement by and between the Borrower and Licensee, dated as of July 7, 2023, as amended by that certain letter agreement, by and between the Borrower and Licensee, dated as of March 14, 2025, and as may be further amended (the “Licence Agreement”) (the “Janssen Receivables”) will flow for allocation between the Borrower, the Bank and the Subscribers.
3.3As part of the above, the Borrower, the Bank, the Subscribers and the Subscriber Representative have entered into a subordination agreement dated 30 October 2025 (the “Subordination Agreement”).
3.4Pursuant to paragraph 8 (Disposal of assets) of Schedule H of the Finance Contract:
4.“(a)    Except as provided below, the Borrower shall not, and shall procure that no Group Company shall, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily dispose of all or any part of any Group Company’s business, undertaking or assets (including any shares or security of any entity or a business or undertaking, or any interest in any of them).

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(b)    Paragraph (a) above does not apply to any such disposal:
(i) made with the prior written consent of the Bank, provided always that if the Borrower requests the consent of the Bank pursuant to this provision, the Bank shall review the anticipated transaction, the anticipated synergies and will give due consideration to the request for consent of the Borrower;
(ii) made on arm’s length terms in the ordinary course of business of a Group Company;
(iii) made on arm’s length terms and at fair market value for cash, which is reinvested in assets of comparable or superior type, value and quality;
(iv) made on arm’s length terms in exchange for other assets comparable or superior as to type, value and quality;
(v) by one Obligor to another Obligor or by a Group Company to another Group Company subject to the Group Company receiving the asset(s) simultaneously becoming a Guarantor;
(vi) constituted by a licence of Intellectual Property Rights;
(vii) made in relation to non-material assets which have depreciated to less than 25% of their initial value or which are obsolete;
(viii) excluding any disposal otherwise permitted under (ii) to (vii) above, disposals where the higher of the market value or consideration receivable for such disposals does not exceed (x) 10% of total assets during any Financial Year, and (y) 25% of total assets during the term of the Credit; or
(ix) arising as a result of Permitted Security,
provided that the disposal is not of assets forming part of the Investment or shares in subsidiaries holding assets forming part of the Investment, which may not be disposed of unless either (a) the Borrower consults the Bank in relation to such disposal, and the Bank approves the disposal, or (b) the proceeds of the disposal are applied to prepay the Bank.
For the purposes of this section, “dispose” and “disposal” includes any act effecting sale, transfer, lease or other disposal.”
4.1Pursuant to paragraph 16 of Schedule H of the Finance Contract:
“The Borrower shall not, and shall procure that no other Group Company shall, incur any Indebtedness, save for Indebtedness incurred:
(a)    with the prior written consent of the Bank;
(b)    Existing Indebtedness;
(c)    Existing Off Balance Sheet Commitments;
(d)    under this Contract;
(e)    under any finance or capital leases of equipment if the aggregate liability in respect of the equipment leases does not at any time exceed EUR 2,000,000 (or its equivalent in another currency or currencies);

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(f)    under Permitted Hedging;
(g)    under any letters of credit provided that such Indebtedness does not, singularly or in aggregate, exceed EUR 2,000,000 (or its equivalent in another currency or currencies);
(h)    in respect of a Permitted Guarantee; or
(i)    not permitted by the preceding paragraphs and the outstanding amount of which does not exceed EUR 1000,000 (or its equivalent) in aggregate for the Group at any time.
4.2Pursuant to paragraph 23 (Negative pledge) of the Finance Contract:
"23.    Negative pledge
(a)The Borrower shall not (and shall procure that no other Group Company shall) create or permit to subsist any Security over any of its assets.
(b)For the purposes of this Paragraph 23, the term Security shall also include any arrangement or transaction on assets or receivables or money (such as the sale, transfer or other disposal of assets on terms whereby they are or may be leased to or re-acquired by any Group Company, the sale, transfer or other disposal of any receivables on recourse terms or any arrangement under which money or the benefit of a bank account or other account may be applied or set off or any preferential arrangement having a similar effect) in circumstances where the arrangement or transaction is entered into primarily as a method of raising credit or of financing the acquisition of an asset.
(c)Paragraph (a) above does not apply to any Security, listed below:
(i)any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(ii)any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging, but excluding any Security under a credit support arrangement in relation to a hedging transaction;
(iii)any lien arising by operation of law and in the ordinary course of trading;
(iv)any Security over or affecting any asset acquired by Group Company after the date of this Contract if:
(1)the Security was not created in contemplation of the acquisition of that asset by a Group Company;
(2)the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Company; and
(3)the Security is removed or discharged within 3 months of the date of acquisition of such asset;
(v)any Security over or affecting any asset of any company which becomes a Group Company after the date of this Contract, where the Security is created prior to the date on which that company becomes a Group Company, if:
(1)the Security was not created in contemplation of the acquisition of that company;

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(2)the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(3)the Security is removed or discharged within 3 months of that company becoming a Group Company;
(vi)any Security entered into pursuant to this Contract;
(vii)any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any Group Company; or
(viii)any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by a Group Company other than any permitted under Paragraphs (i) to (viii) above) does not exceed EUR 500,000 (or its equivalent in another currency or currencies).”
4.3Pursuant to clause 24 (Most Favoured Nation Clause) of the Finance Contract:
4.4“If the documentation relating to any Indebtedness incurred by the Borrower in relation to moneys borrowed on a long or medium term, contains any provisions which are more favourable to the relevant lender, the Borrower shall promptly notify the Bank in writing and the Bank may request the Borrower that this Contract be amended to reflect the terms of each such provisions.”
4.5In this context, the Borrower requested the consent of the Bank to:
(a)incur the additional Indebtedness under the Royalty Financing for a total principal amount of USD 2,500,000, corresponding to the nominal value of the Bonds;
(b)incur the off balance sheet commitments under the Royalty Financing up to the Applicable Premium (as defined in the Bonds Subscription Agreement); and
(c)establish the Fiducie by transferring the Janssen Receivables to it and agreeing that certain payments will be made by the Trustee to the Subscribers.
5.Consent of the Bank
5.1In consideration of the foregoing and the Subordination Agreement and subject to the amendments to the Finance Contract and the Royalty Agreement set out in Clause 5 (Amendments), the Bank hereby consents, with effect from the Effective Date, to:
(a)the Borrower incurring the additional Indebtedness under the Royalty Financing for a total principal amount of USD 2,500,000, corresponding to the nominal value of the Bonds;
(b)the Borrower incurring the off balance sheet commitments under the Royalty Financing up to the Applicable Premium (as defined in the Bonds Subscription Agreement); and
(c)the Borrower establishing the Fiducie by transferring the Janssen Receivables to it and agreeing that certain payments will be made by the Trustee to the Subscribers, provided that the percentages applicable to the payments to the Subscribers of HCRx Milestone Payments (as defined in the Trust Agreement) and HCRx Royalty Payments (as defined in the Trust Agreement) as specified in the relevant Payment Notices (as defined in the Trust Agreement), shall not be above

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and shall reflect in each Payment Notice what is set out in Schedule 2 of the Consent and Amendment Letter and in Schedule 10 of the Trust Agreement. It is specified that the non-compliance with payments as detailed in Schedule 2 of the Consent and Amendment Letter and in Schedule 10 of the Trust Agreement will constitute an Event of Default.
6.Amendments
6.1Amendments to the Finance Contract
7.The Bank and the Borrower agree that, with effect from the Effective Date, the Finance Contract shall be amended as follows:
(a)The following definitions shall be added in clause 1.2 (Definitions) of the Finance Contract:
(b)"Bonds Subscription Agreement" means a certain subscription agreement dated 30 October 2025 (together with the Terms and Conditions of the Bonds (as defined therein)) between the Borrower, the Subscribers, and the Subscriber Representative.
(c)“Consent and Amendment Letter 2025” means the consent and amendment letter dated 24 November 2025 between the Borrower and the Bank.
“Early PIK Interest Prepayment Amount” shall have the meaning ascribed to this term in Clause 5.3.6(b)(ii).
"Early PIK Interest Prepayment Date" means the Reporting Date falling 60 (sixty) days prior to the Reporting Date on which the Borrower notifies the Bank as per paragraph 5.3.6(b)(i).
"Indemnity" means any indemnity referred to in section VI (Indemnification) of the Support Agreement.
"Janssen" means Janssen Pharmaceutica NV.
“Payment Notice Borrower Certificate” means the certificate to be sent by the Borrower in accordance with clause 25 (Trust) of Schedule H (General Undertakings).
“Reporting Date” means the first day of each month where the Borrower shall report to the Bank the Cash and Cash Equivalent at the closing of the previous month.
"Royalty Financing" means the issuance of fifty thousand (50,000) bonds (obligations) for an aggregate nominal amount of up to two million five hundred thousand US Dollars ($2,500,000) and an aggregate subscription price of up to seventy one million US Dollars ($71,000,000) which shall be subscribed by the Subscribers and supported by all of the Borrower’s right, title and interest in and to the Receivables (as defined in the Support Agreement).
(d)"Subordination Agreement" means the subordination agreement dated 30 October 2025 between the Borrower, the Bank, the Subscribers and the Subscriber Representative.

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(e)"Subscriber Representative" means HCR NANO SPV, LLC, a Delaware limited liability company.
"Subscribers" means any entities acting as subscribers of the bonds under the Bonds Subscription Agreement.
(f)"Support Agreement" means a certain royalty bond support agreement dated 30 October 2025 between the Borrower, the Subscribers and the Subscriber Representative.
(g)"Trust Agreement" means the fiducie agreement to be entered into between the Trustee, the Borrower, the Bank and the Subscriber Representative (for the benefit of the Subscribers) prior to the consummation of the Royalty Financing.
"Trustee" means [***], [***].
(h)The following definitions in clause 1.2 (Definitions) of the Finance Contract shall be amended as follows:
"First Royalty Payment Date" means:
(i)(a)    subject to paragraph (b) below, the Royalty Payment Date falling immediately after Commercialization; and
(j)(b)    for the purpose of article 3 of the Royalty Agreement, the Royalty Payment Date falling on 30 June of the first Financial Year starting after Commercialization.
8.“Finance Documents” means this Contract, the Amendment Agreement n°1, the Amendment Agreement n°2; the Consent and Amendment Letter 2025, the Guarantee Agreement, the Royalty Agreement, the Amendment Agreement to the Royalty Agreement, the Trust Agreement, each Payment Notice Borrower Certificate, the Subordination Agreement and the Fee Letter.
"Net Sales" means the total amount (i) invoiced by a Group Company or any Partner in connection with the market sale of, or (ii) otherwise relating directly or indirectly to, (a) NBTXR3 or products or services derived from NBTXR3 – or (b) any other Intellectual Property Rights and owned or used by the Group – across all indications and in all countries, subject to all customary discounts, deductions and subtractions, provided that, with respect to sales which are not an Arms-Length Sale, this definition shall mean the total amount that would have been due in an Arms-Length Sale. In case of a Partner commercializing NBTXR3, Parties agree that Nanobiotix Upfront or Milestone Amount are excluded from "Net Sales". The definition of Net Sales is applicable to Net Sales occurred after June 30, 2022. It is further specified that the following territories are excluded from “Net Sales”: People’s Republic of China (PRC), Macau, Hong Kong, Thailand, Taiwan, South Korea and Singapore.
“Partner" means Janssen and any other counterparty to the Company or another Group Company in a Pharma Partnership Agreement.
9."Pharma Partnership Agreement" means an agreement through which the Company or another Group Company enters into an arrangement with other parties with the common aim of developing – including co-development – and/or

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commercialising – including co-commercialisation – (monetising) NBTXR3 or any other Intellectual Property Rights currently owned by the Group, including without limitation any agreement under which a Partner is granted a license in respect of NBTXR3 or any other Intellectual Property Rights currently owned by the Group, it being specified that this term shall exclude the agreement dated 11 March 2021 and entered into by Nanobiotix with initially LianBio, as assigned to Janssen on 23 December 2023 and as further assigned or amended from time to time.
10.“Second Royalty Payment Date” means the Royalty Payment Date falling on 30 June of the second Financial Year starting after Commercialization.
11.“Third Royalty Payment Date” means the Royalty Payment Date falling on 30 June of the third Financial Year starting after Commercialization.
(a)Clause 5.3.6 (PIK Interest) of the Finance Contract shall be amended as follows:
12.“5.3.6    PIK Interest
13.(a)    The Borrower shall prepay the Loan Outstanding under First Tranche (together with accrued interest and all other amounts accrued or outstanding under this Contract) up to the relevant PIK Interest Prepayment Amount on the applicable PIK Interest Prepayment Date.
14.(b)    Without prejudice to paragraph (a) above, starting from 30.06.2027 (inclusive) and for any quarter, should the Group have a cash balance in excess of USD 150,000,000 for a duration of 60 (sixty) days:
15.(i)    the Borrower shall promptly inform the Bank of the same on the relevant Reporting Date; and
16.(ii)    the full outstanding amount of the PIK interest of the First Tranche (the "Early PIK Interest Prepayment Amount"), accruing up to the Early PIK Interest Prepayment Date, will become due and payable [***] days after the Early PIK Interest Prepayment Date (unless the Maturity Date of the First Tranche comes earlier).
(c)    After the payment of the PIK Interest Prepayment Amount and the Early PIK Interest Prepayment Amount, interest on the First Tranche will continue to accrue as per Article 4.1 above. The remaining balance of the PIK interest will be paid at the Maturity Date of the First Tranche."
(a)The following clause 5.3.7 (Indemnity Award) shall be added after clause 5.3.6 (PIK Interest) of the Finance Contract:
“5.3.7    Indemnity
If an Indemnity award is granted or if an Indemnity becomes due or payable or has been paid or if a payment with respect to any Indemnity has been made as settlement to Subscribers’ or Subscribers’ indemnified parties as part of the Royalty Financing (the “Indemnity Owed”), the Borrower shall be required to make a mandatory prepayment to the Bank (an “Indemnity Mandatory Prepayment”), to be applied against the Loan Outstanding and accrued interest (PIK or other interest), Prepayment Fee and the then outstanding Total Milestone

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Payment due to the Bank (collectively, the “Maximum Indemnity Mandatory Prepayment Amount”) in:
(a)    an amount equal to the Indemnity Owed; or
(b)    the amount of the outstanding Maximum Indemnity Mandatory Prepayment Amount, if the Maximum Indemnity Mandatory Prepayment Amount is less than the amount of the Indemnity Owed; or
(b)(c)    in the amount of zero if the Maximum Indemnity Mandatory Prepayment Amount has been fully paid and discharged at the time of such Indemnity Owed.
The Indemnity Mandatory Prepayment shall be made at the same time as the payment of the Indemnity Owed to Subscribers or Subscribers’ indemnified parties as part of the Royalty Financing and on a pari passu and 50/50 basis. In the event that Borrower is not able to fully discharge each of the Indemnity Owed and the Indemnity Mandatory Prepayment, Borrower shall make equal payments in the maximum amount possible to Borrower and Subscribers or Subscribers’ indemnified parties on a pari passu and 50/50 basis.”
(c)As a consequence of the amendments contemplated in paragraph (d) above, clauses 5.3.7 (Prepayment Fee) and 5.3.8 (Prepayment mechanics) of the Finance Contract:
(i)shall be renumbered and become clauses 5.3.8 (Prepayment Fee) and 5.3.9 (Prepayment mechanics) of the Finance Contract; and
(ii)all references to these clauses in the Finance Documents shall refer to the relevant clauses as renumbered above.
(d)Schedule F (Representations and Warranties) of the Finance Contract shall be amended as follows:
(i)The following representations shall be added in Schedule F (Representations and Warranties) of the Finance Contract:
(e)"12.    Trust
(f)(a)    The Trust, when established, will be a trust (fiducie) validly existing under the laws of France.
(g)(b)    The share of the Subscribers on any HCRx Milestone Payments (as defined in the Trust Agreement) and HCRx Royalty Payments (as defined in the Trust Agreement) received in the Trust, as specified in the relevant Payment Notices (as defined in the Trust Agreement), is not above the relevant percentage applicable to the Subscribers as detailed in Schedule 2 of the Consent and Amendment Letter and in Schedule 10 of the Trust Agreement.”
(i)In addition to paragraph (i) above, the representations and warranties set out in sections 3.9 (Licence Agreement), 3.10 (Subject Contract), 3.11 (Title to Receivables), 3.12 (Intellectual Property) and 3.15(b) (Tax Matters) of Article III (Issuer’s Representations and Warranties) of the

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Support Agreement (and the defined terms used therein which, as the case may be, are not already defined under the Finance Contract) shall be incorporated by reference in Schedule F (Representations and Warranties) of the Finance Contract and shall benefit to the Bank, except that:
(1)any reference to the Issuer shall be deemed to refer to the Borrower;
(2)any reference to the Subscribers and Subscriber Representative shall be deemed to refer to the Bank;
(3)any reference to the Receivables shall be deemed to refer to the Bank’s rights to receive the applicable royalty and milestone payments as per the Royalty Agreement; and
(4)any reference to the Transaction Documents shall be deemed to refer to the Finance Documents.
(ii)It is specified that the representations and warranties referred to in paragraphs (i) and (ii) above are Repeating Representations.
(h)Schedule H (General Undertakings) of the Finance Contract shall be amended as follows:
(i)The following undertaking shall be added in Schedule H (General Undertakings) of the Finance Contract:
"25.    Trust
(a)    The Borrower shall provide the Bank with the calculation used to determine the relevant amount which is to be distributed to the Bank in accordance with the Trust Agreement, [***] Days prior to the issuance of any Payment Notice (as defined in the Trust Agreement).
(b)    Each Payment Notice (as defined in the Trust Agreement) shall be accompanied by a Payment Notice Borrower Certificate confirming that the share of the Subscribers on any HCRx Milestone Payments (as defined in the Trust Agreement) and HCRx Royalty Payments (as defined in the Trust Agreement) received in the Trust, as specified in the relevant Payment Notices (as defined in the Trust Agreement), is not above the relevant percentage applicable to the Subscribers as detailed in Schedule 2 of the Consent and Amendment Letter and in Schedule 10 of the Trust Agreement."
(ii)In addition to paragraph (i) above, the covenants set out in Article V (Covenants) (other than sections 5.12 (Confidentiality), 5.13 (Public Announcements), 5.16 (European Investment Bank) and 5.17 (Subscriber Representative)) of the Support Agreement (and the defined terms used therein which, as the case may be, are not already defined under the Finance Contract) shall be incorporated by reference in Schedule H (General Undertakings) of the Finance Contract and shall benefit to the Bank, except that:

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(1)any reference to the Issuer shall be deemed to refer to the Borrower;
(2)any reference to the Subscribers and Subscriber Representative shall be deemed to refer to the Bank;
(3)any reference to the Receivables shall be deemed to refer to the Bank’s rights to receive the applicable Royalty Fee and milestone payments as per the Royalty Agreement;
(4)any reference to the Applicable Milestone Payments and the Applicable Royalty Payments shall be deemed to refer to the applicable Royalty Fee and milestone payments which the Bank is entitled to receive as per the Royalty Agreement;
(5)any reference to payments in Dollar shall be deemed to refer to payments in Euro;
(6)any reference to the Royalty Period shall be deemed to refer to the Royalty Calculation Period;
(7)any reference to the Terms and Conditions of the Bonds shall be deemed to refer to the Finance Contract;
(8)any reference to the Bonds shall be deemed to refer to the Loan;
(9)any reference to the Transaction Documents shall be deemed to refer to the Finance Documents; and
(10)with respect to any and all directives, consents or other remediation instructions arising under or in connection with any covenant in relation to the Licence Agreement, the Bank shall be consulted by the Borrower but shall not issue or effect any instruction or directive that is inconsistent with or contrary to the determination made by the Subscribers.
16.1Amendments to the Royalty Agreement
(a)The Bank and the Borrower agree that, with effect from the Effective Date, the Royalty Agreement shall be amended so as to exclusively read as set out in Schedule 3 (Amended Royalty Agreement).
17.Entry into force
17.1This Consent and Amendment Letter shall enter into force upon the date (the "Effective Date") on which the Bank confirms to the Borrower in writing (including by electronic mail or other electronic means) that the Bank has received in a form and substance satisfactory to it:
(a)the Consent and Amendment Letter, duly countersigned by the Borrower;
(b)[***];
(c)[***];
(d)[***];

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(e)[***];
(f)the Support Agreement and the Bonds Subscription Agreement, duly executed by the parties thereto;
(g)a copy of the constitutional documents of the Borrower;
(h)a copy of the resolution of the competent body (board of directors or general meeting of shareholders) of the Borrower duly authorising the execution of the relevant Finance Documents, the Support Agreement, the Bonds Subscription Agreement and any other documents relating thereto and duly authorising the relevant signatories;
(i)a legal opinion of [***], legal adviser to the Borrower, addressed to the Bank and including, among others, those opinions listed below, in form and substance satisfactory to the Bank:
(i)[***];
(ii)[***];
(iii)[***]; and
(iv)[***];
(j)a legal opinion of [***], legal adviser to the Bank, addressed to the Bank, on the validity and enforceability of the Consent and Amendment Letter, in form and substance satisfactory to the Bank;
(k)a certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Clause 6.1 is correct, complete and in full force and effect as at a date no earlier than the date of the Consent and Amendment Letter;
(l)evidence of the payment of all fees, costs and expenses as required under the Finance Documents including the costs, expenses and fees referred to in Clauses 9 (Waiver fee) and 10 (Costs and expenses); and
(m)a copy of any other document, authorisation, opinion or assurance which the Bank has notified the Borrower is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the relevant Finance Documents or the validity and enforceability of the same.
17.2As from the Effective Date, any reference to the Finance Contract and the Royalty Agreement shall be a reference to the Finance Contract and the Royalty Agreement as amended by this Consent and Amendment Letter.
18.Representations and warranties
19.The Repeating Representations are deemed repeated by the Borrower on the date of this Consent and Amendment Agreement and on the Effective Date.

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20.Absence of novation
20.1In no event shall this Consent and Amendment Letter be construed as or entail a novation (as provided for under article 1329 of the French Code civil) of the provisions of the Finance Contract and the Royalty Agreement.
20.2All provisions of the Finance Contract and the Royalty Agreement (including any schedules thereto) which are not amended by this Consent and Amendment Letter shall remain in full force and effect.
21.Waiver Fee
21.1In consideration for the consent and amendments above, the Borrower shall pay to the Bank, within the period and to the bank account indicated in the invoice issued by the Bank, before the Effective Date, a fee in the amount of EUR [***] (the "Fee"), in connection with this Consent and Amendment Letter.
21.2The Fee, once paid, is non-refundable and non-creditable against any other fees payable to the Bank.
22.Costs and Expenses
23.The Borrower shall bear all charges and expenses, including legal fees (as agreed with the Borrower), professional, banking or exchange charges incurred in connection with the preparation, execution, implementation, enforcement and termination of this Consent and Amendment Letter, the Trust Agreement, the Subordination Agreement or any related document, any amendment, supplement or waiver in respect of this Consent and Amendment Letter, the Trust Agreement, the Subordination Agreement.
24.Partial invalidity
25.If at any time any term of this Consent and Amendment Letter is or becomes illegal, invalid or unenforceable in any respect, or this Consent and Amendment Letter is or becomes ineffective in any respect, under the laws of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:
(a)the legality, validity or enforceability in that jurisdiction of any other term of this Consent and Amendment Letter or the effectiveness in any other respect of this Consent and Amendment Letter in that jurisdiction; or
(b)the legality, validity or enforceability in other jurisdictions of that or any Consent and Amendment Letter under the laws of such other jurisdictions.
26.No hardship
27.Each Party hereby acknowledges that the provisions of article 1195 of the French Code Civil shall not apply to it with respect to its obligations under this Consent and Amendment Letter nor under any other Finance Document entered into on or after the date hereof and that it shall not be entitled to make any claim under article 1195 of the French Code Civil.

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28.Acceptance by the Borrower
28.1By countersigning this Consent and Amendment Letter, the Borrower irrevocably and unconditionally agree to the terms and conditions set out in this Consent and Amendment Letter.
29.Designation
This Consent and Amendment Letter is a Finance Document.
30.Electronic signature
30.1Each of the parties acknowledges having read and accepted the terms and conditions of the electronic signature solution offered by DocuSign and that the service offered by DocuSign implements an electronic signature.
30.2Each of the parties recognizes and accepts that the electronic signature of the Agreement via DocuSign corresponds to a degree of reliability sufficient to identify its signatory and guarantees its link with the Agreement to which his/her signature is attached and the Agreement in electronic form is established and stored in a way to satisfy the requirement of durability and integrity, in accordance with the provisions of articles 1366 and 1367 of the Code civil. In particular, each of the signatories to the Agreement acknowledges that it has provided, for the purposes of the electronic signature (i) a copy of his/her ID card or passport, (ii) his/her e-mail address and (iii) his/her telephone number, and each of the signatories to the Agreement acknowledges that these various elements are exclusively under his/her control and are sufficient to demonstrate that the signature of the Agreement is attributable to him/her.
30.3As a consequence, each of the parties acknowledges and agrees that the date and time stamp of the Agreement and of the electronic signatures are enforceable (opposable) against it and that they will prevail between the Parties.
30.4Each of the parties expressly acknowledges and accepts that the electronic signature of the Agreement via the DocuSign platform and any electronic copy thereby produced will be valid and enforceable against it and against the other parties.
31.Governing law – Jurisdiction
31.1This Consent and Amendment Letter and any non-contractual obligations arising out of or in connection with it shall be governed by French law.
31.2Any disputes relating to this Amendment Agreement shall be subject to the jurisdiction of the competent French tribunals in Paris).
Yours faithfully,

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Schedule 1
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Schedule 2
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For illustrative purposes only [***]

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Schedule 3
Amended Royalty Agreement
(see next pages)

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Signature pages to the Consent and Amendment Letter
Signed electronically in accordance with articles 1366 and 1367 of the French Code civil on 24 November 2025 and dispatched to each Party in accordance with the provisions of article 1375 of the French Code civil.

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The European Investment Bank
as Bank
By: [***]

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The European Investment Bank
as Bank
By: [***]

Acknowledged and agreed:

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Nanobiotix
as Borrower
By: [***]

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Nanobiotix Corp.
as Guarantor
By: [***]

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